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EXHIBIT 11.1


            STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                          Nine Months Ended
                                                            September 30,
                                                    ===========================
                                                     1997             1996
                                                    ------------   ------------
Primary and Fully Diluted
      Average shares outstanding                       5,206,735      3,547,963
      Net effect of common stock equivalents                  --             --
                                                    ------------   ------------
     Total                                             5,206,735      3,547,963
                                                    ============   ============

     Net loss                                         (5,900,823)    (2,172,309)
                                                    ============   ============
     Per share (loss):                                     (1.13)         (0.61)
                                                    ============   ============




                                                          Three Months Ended
                                                             September 30,
                                                    ===========================
                                                        1997           1996
                                                    ------------   ------------
Primary and Fully Diluted
     Average shares outstanding                        4,179,078      6,094,897
     Net effect of common stock equivalents                   --             --
                                                    ------------   ------------
     Total                                             4,179,078      6,094,897
                                                    ============   ============

     Net loss                                           (743,913)    (4,148,923)
                                                    ============   ============
     Per share (loss):                                     (0.18)          (.68)
                                                    ============   ============



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